                                                                    EXHIBIT 10.6



                          COMMERCIAL LEASE AGREEMENT

                                    BETWEEN

                             EBP 3, LTD., Landlord

                                      AND

                         MILLIPORE CORPORATION, Tenant

                               TABLE OF CONTENTS
                               -----------------

                                                                             Page No.
                                                                             --------
1.   PREMISES, TERM, AND BUILDING SHELL....................................        1
2.   BASE RENT, SECURITY DEPOSIT AND ADDITIONAL RENT.......................        2
3.   TAXES.................................................................        4
4.   LANDLORD'S MAINTENANCE................................................        5
5.   TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS...........................        5
6.   ALTERATIONS...........................................................        6
7.   SIGNS.................................................................        7
8.   UTILITIES.............................................................        7
9.   INSURANCE; SELF-INSURANCE.............................................        7
10.  CASUALTY DAMAGE.......................................................        9
11.  LIABILITY, INDEMNIFICATION, WAIVER OF SUBROGATION AND NEGLIGENCE......        9
12.  USE...................................................................       10
13.  INSPECTION............................................................       11
14.  ASSIGNMENT AND SUBLETTING.............................................       11
15.  CONDEMNATION..........................................................       13
16.  SURRENDER OF PREMISES; HOLDING OVER...................................       13
17.  QUIET ENJOYMENT.......................................................       14
18.  EVENTS OF DEFAULT.....................................................       14
19.  REMEDIES..............................................................       14
20.  LANDLORD'S DEFAULT....................................................       16
21.  MORTGAGES.............................................................       18
22.  ENCUMBRANCES..........................................................       18
23.  MISCELLANEOUS.........................................................       19
24.  NOTICES...............................................................       20
25.  HAZARDOUS WASTE.......................................................       21
26.  LANDLORD'S LIEN.......................................................       22
27.  TENANT'S CANCELLATION RIGHT...........................................       22
28.  SECURITY SERVICE......................................................       23
29.  TENANT'S OPERATIONAL AREAS............................................       23
30.  LANDLORD'S BANKRUPTCY.................................................       24
31.  CONSENT...............................................................       24
32.  COUNTERPARTS; FACSIMILE SIGNATURES....................................       24
33.  EMERGENCY REPAIRS BY TENANT...........................................       24

                             LIST OF DEFINED TERMS

                                                                        Page No.
AAA..................................................................         17
affiliate............................................................         19
Arbitration Notice...................................................         17
Base Rent............................................................          2
Building.............................................................          1
Building.............................................................        B-1
Building Shell.......................................................          1
Building's Structure.................................................          5
Cancellation Fee.....................................................         22
Claimant.............................................................         16
Commencement Date....................................................          1
Consenting Party.....................................................         24
Damage Estimate......................................................          9
Delinquent Payment Date..............................................          3
Disabilities Acts....................................................        B-1
Election Notice......................................................        C-1
Environmental Law....................................................         21
Event of Default.....................................................         14
Fair Market Rental Rate..............................................        C-2
GAAP.................................................................          8
Hazardous Substances.................................................         21
HVAC System..........................................................          5
Improvements.........................................................        B-1
including............................................................         19
Indemnified Parties..................................................          9
Land.................................................................          1
Landlord.............................................................          1
Landlord Hazardous Substances........................................         22
Landlord's Assessment................................................        C-1
Landlord's Mortgagee.................................................         18
Law..................................................................         19
Laws.................................................................         19
Lease................................................................          1
Leasing Costs........................................................         22
Loss.................................................................         10
Mortgage.............................................................         18
MSDS.................................................................         21
Objection Notice.....................................................        C-1
Operating Expenses...................................................          2
Permitted Activities.................................................         21
Permitted Materials..................................................         21
Permitted Transfer...................................................         12

Permitted Transferee.............................................    12
Premises.........................................................     1
Primary Lease....................................................    18
rent.............................................................     4
Repair Period....................................................     9
Security Deposit.................................................     2
Substantial Completion...........................................   B-1
Taking...........................................................    13
Tangible net worth...............................................     8
Target Date......................................................   B-1
Taxes............................................................     4
Tenant...........................................................     1
Tenant Party.....................................................    19
Tenant's Optional Areas..........................................    23
Term.............................................................     1
Termination Election Date........................................     2
Transfer.........................................................    11
Vacation Date....................................................    11

                                LEASE AGREEMENT
                                ---------------

     This Lease Agreement (this "Lease") is entered into by EBP 3, LTD., a Texas
                                 -----
limited partnership ("Landlord"), and MILLIPORE CORPORATION, a Massachusetts
                      --------
corporation ("Tenant").
              ------

     1.   PREMISES, TERM, AND BUILDING SHELL.
          ----------------------------------

          (a) Landlord leases to Tenant, and Tenant leases from Landlord, the real property described on Exhibit A-l (the "Land"), which includes the
                           -----------       ----
approximately 178,013 square foot building depicted on Exhibit A-2 (the
                                                       -----------
"Building") being constructed on the Land, subject to the terms and conditions
 --------
in this Lease. The term "Premises" means the Land, Building, and related
                         --------
improvements.

          (b) The Lease term shall be 120 months (the "Term", which defined term
                                                       ----
shall include all renewals and extensions of the Term), beginning on the earlier of (1) the date Tenant begins conducting business in the Premises and (2) June 1, 1998 (the "Commencement Date"); however, if Tenant is delayed in
              -----------------
substantially completing the interior improvements in the Building because the shell of the Building (the "Building Shell") was not in a dried-in condition
                            --------------
sufficient to allow Tenant to begin its interior tenant improvement work on February 1, 1998, then the Commencement Date will be delayed until the earlier of: (A) June 1, 1998, plus the number of days obtained by performing the following calculation:

          X - Y; where,

          X = the number of days after February 1, 1998, that the Building Shell was not in such a dried-in condition; and

          Y = the number of days of delay in achieving such a dried-in condition caused by a Tenant Party;

or (B) the date Tenant begins conducting business in the Premises. If the Commencement Date is not the first day of a calendar month, then the Term shall end on the last day of the 120-month period that begins on the first day of the first full calendar month of the Term. Within ten days after either party's requests therefor, Landlord and Tenant will execute an agreement setting forth the Commencement Date.

          (c) Landlord shall construct the Building Shell in accordance with Exhibit B. By occupying the Premises, Tenant shall have accepted the Premises in
---------
their condition, subject to completion of any unperformed items necessary to complete the Building Shell as provided in Exhibit B. Notwithstanding anything
                                           ---------
in this Lease to the contrary, if the Building Shell is not substantially completed by May 1, 1998, plus the number of days of delay in achieving substantial completion caused by force majeure events described in Section 23.(c) and the number of days of delay in achieving substantial completion of the Building Shell caused by a Tenant Party (the

"Termination Election Date"), then Tenant may terminate this Lease by delivering
 -------------------------
written notice thereof to Landlord before the earlier of the date the Building Shell is substantially completed or ten days after the Termination Election Date.

     2.   BASE RENT, SECURITY DEPOSIT AND ADDITIONAL RENT.
          -----------------------------------------------

          (a) Tenant shall pay to Landlord "Base Rent", in advance, without
                                            ---------
demand, deduction or set off (except as herein provided), equal to the following amounts for the following periods of time:

          Time Period                   Monthly Base Rent
          -----------                   -----------------
          1 through 60                     $67,793.28
     61 through end of initial Term        $78,029.03

The first monthly installment of Base Rent shall be due on the date hereof; thereafter, monthly installments of Base Rent shall be due on the first day of each calendar month following the Commencement Date. If the Term begins on a day other than the first day of a month or ends on a day other than the last day of a month, the Base Rent and additional rent under Section 2.(c) for such partial month shall be prorated.

          (b) Tenant shall deposit with Landlord on the date hereof $67,793.28 (the "Security Deposit"), which shall be held by Landlord to secure Tenant's
      ----------------
obligations under this Lease; however, the Security Deposit is not an advance rental deposit or a measure of Landlord's damages for an Event of Default (defined below). Landlord may use any portion of the Security Deposit to satisfy Tenant's unperformed obligations hereunder, without prejudice to any of Landlord's other remedies. If so used, Tenant shall pay Landlord an amount that will restore the Security Deposit to its original amount upon request. In connection with any waiver of a Tenant default or modification of this Lease, Landlord may require that Tenant provide Landlord with an additional amount to be held as part of the Security Deposit. The unused portion of the Security Deposit plus 5% per annum thereon (compounded annually) will be returned to Tenant within a reasonable time after the end of the Term (not to exceed 30 days), provided that Tenant has fully and timely performed its obligations hereunder throughout the Term.

          (c) Tenant shall pay, as additional rent, all costs incurred in operating, managing, and maintaining the Premises (collectively, "Operating
                                                                  ---------
Expenses"), including the following items: (1) Taxes (defined below); (2) the
--------
cost of insurance; (3) the cost of repairs and replacement of the items described in Section 4.(b), management fees (which shall not exceed 3% of the gross rent) and related out-of-pocket expenses of the manager, landscape maintenance and replacement, security service (if provided), sewer service (if provided), and trash service (if provided); (4) the cost of dues, assessments, and other charges applicable to the Premises payable to any property or community owner association under restrictive covenants or deed restrictions to which the Premises are subject that affect all property subject thereto in a similar manner; and (5) alterations, additions, and improvements relating to the items described in Section 4.(b) made by Landlord to comply with Law (defined below). Additional rent under this Section 2.(c) shall be payable by Tenant to Landlord in monthly installments equal to 1/12 of Landlord's good faith estimate of annual Operating Expenses. The initial monthly payments are based upon Landlord's good faith estimate of the Operating,

Expenses for the year in question, and shall be increased or decreased annually to reflect the projected actual Operating Expenses for that year.

          Within 90 days after each calendar year or as soon thereafter as is reasonably practicable, Landlord shall deliver to Tenant a statement setting forth the actual Operating Expenses for such year (an "Annual Operating Expense
                                                       ------------------------
Statement"). Each Annual Operating Expense Statement shall set forth a line item
---------
detail comparing the actual Operating Expenses for such calendar year to the Operating Expenses for the preceding calendar year, the estimated payments paid by Tenant toward Operating Expenses during the calendar year for which such statement was prepared and an estimate of Tenant's obligation for Operating Expenses for the next calendar year. If Tenant's total payments in respect of Operating Expenses for any year are less than the Operating Expenses for that year, Tenant shall pay the difference to Landlord within 30 days after Landlord's request therefor; if such payments are more than the Operating Expenses, Landlord shall pay to Tenant such excess within 30 days after Landlord delivers to Tenant the applicable Annual Operating Expense Statement. Operating Expenses shall not include the following: (A) any costs for interest, amortization, or other payments on loans to Landlord; (B) federal income taxes imposed on or measured by the income of Landlord from the operation of the Premises; (C) rents under ground leases; (D) costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Landlord's interests in the Premises; (E) costs incurred by Landlord to repair any damage to the Building to the extent Landlord is reimbursed by insurance proceeds therefor;
(F) items which Landlord is obligated to perform under Section 4.(a); (G) costs arising from latent defects in the Building Shell and other improvements initially installed in the Premises pursuant to the Shell Plans; and (H) costs incurred for services performed by an affiliate of either Landlord or its building manager to the extent the cost thereof exceeds market rates for comparable services. There shall be no duplication of costs for reimbursements in calculating Operating Expenses. The amounts of the initial monthly Base Rent and Operating Expenses (and the part thereof attributable to Taxes) are as follows:

         Base Rent (Section 2.(a))..................................  $67,793.28
         Operating Expenses: excluding Taxes (Section 2.(c))........  $ 5,192.05
         Taxes (Sections 2.(c) and 3.(a))...........................  $10,384.09

         Total initial monthly payment..............................  $83,369.42

The first monthly installment of additional rent under this Section 2.(c) shall be due on the date hereof; thereafter, monthly installments of such additional rent shall be due on the first day of each calendar month following the Commencement Date.

          (d) If any payment required of Tenant under this Lease for Base Rent and Operating Expenses is not paid by the Delinquent Payment Date (defined below), Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. "Delinquent Payment Date" means, with respect to each
                          -----------------------
payment of Base Rent and Operating Expenses due from Tenant under this Lease, the fifth day after Landlord delivers to Tenant written notice that the payment in question has not been paid when due; however, if Landlord has previously notified Tenant that Tenant has failed to pay rent when due twice during the 12-month period preceding the delinquent payment in question, then the Delinquent Payment Date for that payment shall mean the day after that payment was due.

          (e) All payments and reimbursements required to be made by Tenant under this Lease shall constitute "rent" (herein so called) and shall be payable
                                   ----
without demand, deduction or set off (except as expressly set forth herein).

          (f) Inspection Right. After giving Landlord 30-days' prior written
              ----------------
notice thereof. Tenant may inspect or audit Landlord's records relating to Operating Expenses for any periods of time within two years before the audit or inspection; however, no audit or inspection shall extend to periods of time before the Commencement Date. Tenant's audit or inspection shall be conducted only during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection, including a reasonable amount to reimburse Landlord for its out-of-pocket costs allocable to the inspection or audit, unless the total Operating Expenses charged to Tenant for the time period in question is determined to be in error, and, as a result thereof, Tenant paid to Landlord $3,000 more than the actual Operating Expenses due for such time period, in which case Landlord shall pay the audit cost. Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. If such inspection or audit reveals that an error was made in the Operating Expenses previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within 30 days after notification thereof. Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants reasonably-acceptable to Landlord which agrees with Landlord in writing to maintain the results of such audit or inspection confidential.

          (g) When calculating Operating Expenses, Landlord shall take into account all abatements (including, without limitation, tax abatements), exemptions, and discounts, such that Tenant shall only be obligated to pay the actual Operating Expenses. Landlord shall cooperate with Tenant in obtaining tax abatements, discounts, and exemptions, provided that Tenant reimburses Landlord for all out-of-pocket costs incurred by Landlord in connection therewith.

     3.   TAXES.
          -----

          (a) Landlord shall pay all taxes, assessments and governmental charges whether federal, state, county, or municipal and whether they are imposed by taxing or management districts or authorities presently existing or hereafter created (collectively, "Taxes") that accrue against the Premises. If, during the
                        -----
Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the rent or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon rent, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be included within the term "Taxes".

          (b) Tenant shall (1) before delinquency pay all taxes levied or assessed against any personal property, fixtures or alterations placed in the Premises and (2) upon the request of Landlord, deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that such taxes have been paid. If any such taxes are levied or assessed against Landlord or Landlord's property and (A) Landlord pays them or
(B) the assessed value of Landlord's property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten days after Landlord's request therefor.

     4.   LANDLORD'S MAINTENANCE.
          ----------------------

          (a) This Lease is intended to be a net lease. Accordingly, Landlord's maintenance obligations are limited to maintenance of the Building's roof, foundation piers, structural slab, and structural members of the exterior walls (collectively, the "Building's Structure"); painting of exterior walls; and
                    --------------------
caulking of tilt panels and windows; however, Landlord shall not be responsible
(1) for any such work until Tenant delivers to Landlord written notice of the need therefor or (2) for alterations to the Building's Structure required by Law because of Tenant's specific use of or particular activity (e.g., a specific type of research and development) conducted in the Premises (which alterations shall be performed by Tenant) as opposed to alterations required by Law in general for office, warehouse, manufacturing and research and development use. Landlord shall promptly make all such repairs after it has received notice of the need therefor. The Building's Structure does not include windows (other than caulking thereof) or components thereof (including flashing, etc.), glass or plate glass: doors, special store fronts or office entries, all of which shall be maintained by Tenant. Landlord's liability for any defects, repairs, replacement or maintenance for which Landlord is responsible hereunder shall be limited to the cost of performing such work.

          (b) Additionally, Landlord shall maintain the parking areas, driveways, alleys and grounds surrounding the Premises in a clean and sanitary condition, consistent with the operation of a first-class office/warehouse/research/manufacturing building, including prompt maintenance, repairs and replacements of (1) any drill or spur track servicing the Premises,
(2) the exterior portions of the Premises, (3) sprinkler systems and sewage lines, and (4) any other items normally associated with the foregoing. All costs incurred by Landlord in connection therewith (other than the painting of exterior walls and caulking of tilt walls) shall be Operating Expenses. Notwithstanding the foregoing, Landlord shall have no responsibility for maintaining any portion of Tenant's Operational Areas (defined below), such areas shall be under the sole dominion and control of Tenant.

     5.   TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS.
          -------------------------------------------

          (a) Tenant shall maintain all parts of the Premises (except for maintenance work which Landlord is expressly responsible for under Section 4.(a)) in good condition and promptly make all necessary repairs and replacements to the Premises. Tenant shall repair and pay for any damage caused by a Tenant Party (defined below), to the extent Landlord is not reimbursed therefor by insurance proceeds.

          (b) Tenant shall maintain the hot water equipment and the heating, air condition, and ventilation equipment and system (the "HVAC System") in good
                                                      -----------
repair and condition and in accordance with Law and with such equipment manufacturers' suggested operation/maintenance service program; such obligation shall include replacement of all equipment necessary to maintain such equipment and system in good working order. At least 14 days before the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC System are then in good repair and working order.

          (c) Tenant shall be responsible for all pest control in the Premises.

     6.   ALTERATIONS. Except as provided below, Tenant shall not make any
          -----------
alterations, additions or improvements to the Premises without the prior written consent of Landlord which shall not be unreasonably withheld. Landlord may not withhold its consent to any alteration, addition or improvement unless, in Landlord's reasonable determination, the installation or use of such item would violate Law, would cause the Premises or the use thereof to be in violation of Law, would alter or adversely affect the Building's Structure, or would increase Landlord's obligations under Section 4.(a) (unless Tenant agrees to pay all additional costs incurred in connection therewith or as a result thereof). Landlord shall not be required to notify Tenant of whether it consents to any alteration, addition or improvements until it (a) has received plans and specifications therefor which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner, and
(b) has had a reasonable opportunity to review them (not to exceed ten business days). If the alteration, addition or improvement will affect the Building's Structure, HVAC System, life-safety, or mechanical, electrical, or plumbing, systems, then the plans and specifications therefor must be prepared by a licensed engineer reasonably acceptable to Landlord. Landlord's approval of any plans and specifications shall not be a representation that the plans or the work depicted thereon will comply with Law or be adequate for any purpose, but shall merely be Landlord's consent to performance of the work. Upon completion of any alteration, addition, or improvement, Tenant shall deliver to Landlord accurate, reproducible as-built plans therefor. Unless Landlord specifies in writing otherwise and except as provided in Section 16, all alterations, additions, and improvements shall be Landlord's property when installed in the Premises. All work performed by a Tenant Party in the Premises (including that relating to the installations, repair, replacement, or removal of any item) shall be performed in accordance with Law, in a good and workmanlike manner, and so as not to damage the Building's Structure.

          Notwithstanding the foregoing, after the initial tenant improvements have been installed by Tenant in the Premises and a certificate of occupancy has been issued therefor, Tenant shall not be required to obtain Landlord's consent for repainting, recarpeting, or other alterations totaling less than $50,000 in any single instance or series of related alterations performed within a six-month period, provided that such alterations do not alter or adversely affect the Building's Structure. Tenant shall pay to Landlord or its designated agent a construction management fee in connection with the design and installation of the initial tenant improvements installed in the Premises by Tenant equal to $25,000; such payment shall be made on or before the Commencement Date. Tenant shall not be entitled to occupy the Premises unless Tenant has obtained and delivered to Landlord a copy of the certificate of occupancy therefor.

     7.   SIGNS. Provided that the maintenance thereof complies with all Laws,
          -----
and Tenant has received all approvals, consents, and permits required by Law therefor, Tenant may install and maintain one monument sign on the Premises and one sign on each of the two exterior facade panels placed on the Building by Landlord. Landlord shall pay for the cost of placing the exterior facade panels on the Building, and Tenant shall bear all other costs in connection with all signs maintained at the Premises (including the cost of the signage to be placed on the Building's sign panel). Each sign's design, color scheme, location, material composition, and method of installation must be approved by Landlord. Tenant shall maintain such signs in a good, clean, and safe condition in accordance with all Laws. Tenant shall repair all damage caused by the installation, use, maintenance, and removal of the signs and, upon their removal, restore the Premises where such signs were located to their condition immediately before the installation thereof (ordinary wear and tear excepted, other than any discoloration caused thereby). Within ten days after the earlier of (A) termination of Tenant's right to possess the Premises or (B) the end of the Term, Tenant shall remove the signs and perform all restoration work as provided above. If Tenant fails to do so within such ten-day period, Landlord may, without compensation to Tenant, perform such work and dispose of the signs in any manner it deems appropriate or deem such signs abandoned and, after removing Tenant's logo therefrom, use such signs; Tenant shall pay to Landlord all reasonable costs incurred in connection therewith within 30 days after Landlord's request therefor.

     8.   UTILITIES. Tenant shall obtain and pay for all water, gas,
          ---------
electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, maintenance charges, and the like pertaining to the Tenant's use of the Premises. If Tenant fails to pay for such amounts, Landlord may do so, in which case, Tenant shall reimburse Landlord therefor within ten days after Landlord's request. Landlord shall not be liable for any interruption or failure of utility service to the Premises.

          Notwithstanding the foregoing, if Tenant is prevented from making reasonable use of the Premises for more than three consecutive days because of the unavailability of any such service and such unavailability was primarily caused by Landlord's negligence or willful misconduct, then Tenant shall be entitled to a reasonable abatement of rent for each consecutive, day after the expiration of such three-day period that Tenant is so prevented from making reasonable use of the Premises.

     9.   INSURANCE; SELF-INSURANCE.
          -------------------------

          (a) Tenant shall maintain (1) workers' compensation insurance (with a mutual waiver of subrogation endorsement reasonably acceptable to Landlord) and commercial general liability insurance (with contractual liability endorsement), including personal injury and property damage in the amount of $5,000,000 per occurrence and (2) fire and extended coverage insurance covering (A) the replacement cost of all alterations, additions, partitions and improvements installed in the Premises, (B) the replacement cost of all of Tenant's personal property in the Premises, and (C) loss of profits in the event of an insured peril damaging the Premises. Such policies shall (i) name Landlord, Landlord's agents, and their respective affiliates (defined below), as additional insureds (and as loss payees on the fire and extended coverage insurance), (ii) be issued by an insurance company acceptable to Landlord with a minimum AM Best rating of A:X or better and licensed to do business in Texas, (iii) provide that such insurance may not be cancelled unless 30-days' prior written notice is first given to Landlord, (iv) be delivered to Landlord by Tenant before the Commencement Date and at least 30 days before each renewal thereof (or certificates thereof or other evidence thereof reasonably acceptable to Landlord may be delivered), and (v) provide primary coverage to Landlord when any policy issued to Landlord is similar or duplicate in coverage, in which case
Landlord's policy shall be excess over Tenant's policies.

          (b) Self-Insurance. Tenant may provide self-insurance in lieu of the
              --------------
insurance required in Section 9.(a)(2), whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, which conforms to the practice of large corporations maintaining systems of self-insurance. As a condition to establishing a self-insurance plan in lieu of the insurance provided in Section 9. (a)(2), Tenant shall deliver to Landlord the following: (1) a certificate of an independent actuary or other independent, qualified person reasonably acceptable to Landlord stating that the self-insurance plan is adequate to provide the protection of the insurance policies described in Section 9.(a)(2) and (2) a balance sheet as of the end of the most recent quarter of the then-current fiscal year of Tenant (or, if the first quarter in such fiscal year has not expired, the last quarter of the previous fiscal year), prepared by a national firm of certified public accountants (reasonably acceptable to Landlord) in accordance with generally accepted accounting principles consistently applied ("GAAP"), accompanied by such accounting firm's unqualified opinion that the
  ----
tangible net worth of Tenant exceeds $100,000,000. Thereafter, Tenant shall deliver to Tenant as soon as available (and in any event within 45 days) after the end of each fiscal year, a balance sheet for such fiscal year, prepared by a national firm of certified public accountants (reasonably acceptable to Landlord) in accordance with GAAP, accompanied by such accounting firm's unqualified opinion that the tangible net worth of Tenant exceeds $100,000,000. If any time Tenant's tangible net worth is less than $100,000,000, Tenant shall be required to immediately obtain and maintain the insurance provided in Section 9.(a)(2). "Tangible net worth" means the excess of total assets over total
           ------------------
liabilities (in each case, determined in accordance with GAAP) excluding from the determination of total assets all assets which would be classified as intangible assets under GAAP, including limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

          (c) Casualty Insurance. Landlord shall maintain insurance insuring the
              ------------------
Building Shell against the perils included in the Special Causes of Loss form including, but not limited to, fire, lightning, extended coverage, vandalism and malicious mischief in an amount not less than 80% of the replacement cost thereof. Landlord has the option, but not the obligation, to insure the Premises for loss caused by earthquake or flood. Such insurance shall be for the sole benefit of Landlord and under its sole control. Landlord shall not be obligated to insure furniture, equipment, machinery, goods or supplies of Tenant which Tenant may keep or maintain at the Premises or any leasehold improvements, additions or alterations in the Premises.

     10.  CASUALTY DAMAGE.
          ---------------

          (a) Tenant immediately shall give written notice to Landlord of any damage to the Premises. Within 30 days after Landlord has notice of the damage in question, Landlord shall deliver to Tenant its good faith estimate of the time necessary to complete Landlord's work with respect to the damage in question (the "Damage Estimate"). If the Premises are totally destroyed by an
               ---------------
insured peril, or so damaged by an insured peril that, in Landlord's good faith estimation, rebuilding or repairs cannot be substantially completed within nine months after the date of Landlord's actual knowledge of such damage, then either Landlord or (if a Tenant Party did not cause such damage) Tenant may terminate this Lease by delivering to Landlord written notice thereof within 15 days after Landlord delivers to Tenant the Damage Estimate, in which case, the rent shall be abated during the unexpired portion of this Lease, effective upon the date such damage occurred, and Tenant shall pay to Landlord the amount of the deductible applicable to such damage. Time is of the essence with respect to the delivery of such notices.

          (b) Subject to Section 10.(c), if this Lease is not terminated under
Section 10.(a), then Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements or personal property required to be covered by Tenant's insurance under Section 9. If the Premises are untenantable, in whole or in part, during the period beginning on the date such damage occurred and ending on the date of substantial completion of Landlord's repair or restoration work plus a reasonable period of time to allow Tenant to install its fixtures and equipment in the Premises (not to exceed 30 days) (the "Repair Period"), then the rent for
                                              -------------
such period shall be reduced to such extent as may be fair and reasonable under the circumstances (even if a Tenant Party caused such damage) and the Term shall be extended by the number of days in the Repair Period.

          (c) If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord's Mortgagee (defined below) requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below) or to the Primary Lease (defined below) obligations, Landlord may terminate this Lease by delivering written notice of termination to Tenant within 30 days after such destruction or damage or such requirement is made known by any such Landlord's Mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued before this Lease is terminated.

     11.  LIABILITY, INDEMNIFICATION, WAIVER OF SUBROGATION AND NEGLIGENCE.
          ----------------------------------------------------------------

          (a) Subject to Section 11.(b), Tenant shall indemnify, defend, and hold harmless Landlord, its successors, assigns, agents, employees, contractors, partners, directors, officers and affiliates (collectively, the "Indemnified
                                                                 -----------
Parties") from and against all fines, suits, losses, costs, liabilities, claims,
-------
demands, actions and judgments of every kind or character (1) recovered from or asserted against any of the Indemnified Parties on account of any Loss (defined below) to the extent that any such Loss arises out of or is caused by a Tenant Party or any other person entering upon the Premises under or with a Tenant Party's express or implied invitation or permission, (2) arising from or out of the occupancy or use by a Tenant Party or arising from or out of any occurrence in the Premises, howsoever caused, or (3) suffered by, recovered from or asserted against any of the Indemnified Parties by the employees, agents, contractors, or invitees of a Tenant Party. However, such indemnification of the Indemnified Parties by Tenant shall not be applicable if such loss, damage, or injury is caused by the negligence or willful misconduct of Landlord or any of its agents, contractors, or employees. Subject to Section 11.(b) and Section
29, Landlord shall indemnify, defend, and hold harmless Tenant, its successors, assigns, agents, employees, contractors, partners, directors, officers, and affiliates from and against all fines, suits, losses, costs, liabilities, claims, demands, actions and judgments of every kind and character caused by the negligence or willful misconduct of Landlord or any of its duly authorized agents or employees. "Loss" means any injury to or death of any person or
                      ----
persons or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience.

          (b) Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy maintained by it that covers the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against by the waiving party under the terms hereof, regardless of whether the negligence or fault of the other party caused such loss; however, Landlord's waiver shall not apply to any deductible amounts maintained by Landlord under its insurance. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

     12.  USE.
          ---

          (a) The Premises shall be used only for general office use (corporate, administrative, and professional), research and development use, and manufacturing use and for such other lawful purposes as may be incidental thereto; however, no retail sales may be made from the Premises. Tenant shall not use the Premises to receive, store or handle any product, material or merchandise that is explosive or highly inflammable or hazardous, except as permitted under Section 25. Outside storage is prohibited, except as provided in
Section 29. Subject to Section 4.(a), Tenant shall be solely responsible for complying with all Laws applicable to the use, occupancy, and condition of the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other person; nor permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon, (2) increase the insurance risk, or (3) cause the disallowance of any sprinkler credits. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises incurred by Landlord, which is caused by Tenant's use of the Premises or because Tenant vacates the Premises.

          (b) Tenant and its employees and invitees shall have the exclusive right to use all parking areas associated with the Premises, but Landlord shall not be responsible for enforcing Tenant's parking rights against third parties. Landlord, however, will provide Tenant with any documents it requests which demonstrate Tenant's exclusive right to all parking areas associated with the Premises. Landlord shall provide a minimum of 595 parking spaces at the Premises.

     13.  INSPECTION. Landlord and Landlord's agents and representatives may
          ----------
enter the Premises during business hours to inspect the Premises; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder; and to show the Premises to prospective purchasers, mortgagees, ground lessors, and (during the last 12 months of the Term) tenants. If such entrance is not in the case of an emergency, such entrance shall be prohibited unless Tenant is provided with reasonable notice (which may be given orally) of such entrance and such entrance shall be done in such a way as to minimize interference with Tenant's business to the extent reasonably practicable. During the last 12 months of the Term, Landlord may erect a sign on the Premises indicating that the Premises are available. Tenant shall notify Landlord in writing of its intention to vacate the Premises at least 60 days before Tenant will vacate the Premises; such notice shall specify the date on which Tenant intends to vacate the Premises (the "Vacation Date"). At least 30 days before the Vacation Date, Tenant shall
      -------------
arrange to meet with

Landlord for a joint inspection of the Premises. After such inspection, the parties will agree on what Tenant must perform based on Tenant's obligations as set forth in Sections 5 and 16 of this Lease. If tenant refuses to participate in such inspection, then Landlord may conduct such inspection and Landlord's determination of the work Tenant is required to perform before the Vacation Date shall be conclusive. If Tenant fails to perform such work before the Vacation Date, then Landlord may perform such work at Tenant's cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten days after Landlord's request therefor.

     14.  ASSIGNMENT AND SUBLETTING.
          -------------------------

          (a) Tenant shall not, without the prior written consent of Landlord (which shall not be unreasonably withheld as provided in Section 31), (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization (except as provided below), (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 14.(a)(1) through 14.(a)(6) being a "Transfer"). It shall not be unreasonable for Landlord
                           --------
to withhold its consent to any transferee which intends to use Hazardous Substances at the Premises. If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder (however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor). Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant's rent obligations. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

          (b) If no Event of Default exists, all compensation received by Tenant for or in connection with a Transfer in respect of the interval in question that exceeds the Base Rent and Operating Expenses allocable to the portion of the Premises covered thereby for the same interval shall be payable as follows:

              (1) first, to Tenant until Tenant has received an amount equal to all actual, third-party, out-of-pocket costs incurred by Tenant in connection with such Transfer (including brokerage commissions, attorneys' fees and expenses, tenant-finish-work, other tenant inducements, and advertisement costs); and

              (2)   thereafter, 50% to Landlord and 50% to Tenant.

If an Event of Default exists, all such excess compensation shall be payable to Landlord. Tenant shall hold all amounts it receives which are payable to Landlord in trust and shall deliver all such amounts to Landlord within five days after Tenant's receipt thereof.

          (c) Notwithstanding the foregoing, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "Permitted
                                                              ---------
Transfer") to the following types of entities (a "Permitted Transferee") without
--------                                          --------------------
the written consent of Landlord:

              (1)   an affiliate of Tenant;

              (2) any corporation in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of corporations, so long as (A) Tenant's obligations hereunder are assumed by the corporation surviving such merger or created by such consolidation; and
     (B) the tangible net worth of the surviving or created corporation is not less than $100,000,000; or

              (3) any corporation acquiring all or substantially all of Tenant's assets if such corporation's tangible net worth after such acquisition is not less than $100,000,000.

Tenant shall promptly notify Landlord of any such Permitted Transfer.

     15.  CONDEMNATION. If a material portion of the Premises is permanently
          ------------
taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a "Taking"), such that Tenant is unable to use the
                             ------
Premises for the purpose for which they were leased to Tenant, either party may terminate this Lease by delivering to the other written notice thereof within 30 days after the Taking, in which case rent shall be abated during the unexpired portion of the Term, effective on the date of such Taking. If (a) less than a material portion of the Premises are subject to a Taking or (b) a material portion of the Premises are subject to a Taking, but the Taking does not prevent or materially interfere with Tenant's use of the Premises for the purpose for which they were leased to Tenant, then neither party may terminate this Lease, but the rent payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances. All compensation awarded for any Taking shall be the property of Landlord and Tenant assigns any interest it may have in any such award to Landlord; however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill, for the taking of Tenant's trade fixtures, or for relocation expenses, if a separate award for such items is made to Tenant.

     16.  SURRENDER OF PREMISES; HOLDING OVER.
          -----------------------------------

          (a) No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the end of the Term or the termination of Tenant's right to possess the Premises. Tenant shall (1) deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (subject however to Tenant's maintenance obligations) excepted, and with the HVAC System and hot water equipment, light and light fixtures (including ballasts), and overhead doors and related equipment in good working order, (2) deliver to Landlord all keys to the Premises, and (3) remove all signage placed on the Premises by or at Tenant's request. All fixtures, alterations, additions, and improvements (whether temporary or permanent) shall be Landlord's property and shall remain on the Premises except as provided below. Tenant may remove all trade fixtures (including the clean room, ultra-pure gas farm area, and ultra-pure water farm area), furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, if the Term has not been cancelled in accordance with Section 27 hereof, Tenant shall remove such alterations, additions, improvements, fixtures, equipment, wiring, cabling, furniture, and other property as Landlord may request, provided such request is made within two months after the end of the Term. All items not so removed shall, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items and Tenant shall pay for the costs incurred by Landlord in connection therewith. All work required of Tenant under this Section 16.(a) shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all Laws, and so as not to damage the Premises. Tenant shall, at its expense, repair all damage caused by any work performed by Tenant under this Section 16.(a).

          (b) If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a Tenant at will and Tenant shall pay, in addition to the other rent due hereunder, a daily base rental equal to 150% of the daily Base Rent payable during the last month of the Term, even if Landlord consents to such holdover, unless Landlord agrees otherwise in writing. Additionally, Tenant shall defend, indemnify, and hold harmless Landlord from any damage, liability and expense (including attorneys' fees and expenses) incurred because of such holding over. No payments of money by Tenant to Landlord after the Term shall reinstate, continue or extend the Term, and no extension of the Term shall be valid unless it is in writing and signed by Landlord and Tenant.

     17.  QUIET ENJOYMENT. Provided Tenant has fully performed its obligations
          ---------------
under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise.

     18.  EVENTS OF DEFAULT. Each of the following events shall constitute an
          -----------------
"Event of Default" under this Lease:
 ----------------

          (a) Tenant's failure to pay rent when due and the continuance of such failure for a period of ten days after Landlord has delivered to Tenant written notice thereof;

          (b) The filing of a petition by or against Tenant or any guarantor of Tenant's obligations hereunder (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any debtor relief Law; (3) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant's property or for Tenant's interest in this Lease: or (4) for reorganization or modification of Tenant's capital structure (however, if any such petition is filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within 120 days after the filing thereof).

          (c) Tenant fails to discharge any lien placed upon the Premises in violation of Section 22 within 20 days after Tenant has received written notice of any such lien or encumbrance is filed against the Premises.

          (d) Tenant fails to comply with any term, provision, or covenant of this Lease (other than those listed in this Section 18) and such failure continues for 30 days after written notice thereof to Tenant; however, if such failure cannot be cured within such 30-day period and Tenant begins to cure such failure within such 30-day period and thereafter diligently pursues such cure to completion, such failure shall not be an Event of Default unless it is not cured within 180 days after Landlord initially delivered to Tenant written notice of the failure in question. Landlord may not terminate this Lease or terminate Tenant's right to possess the Premises because of a default under this Section 18.(d) unless such default is material.

     19.  REMEDIES.
          --------

          (a) Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

              (1) Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (A) all rent accrued hereunder through the date of termination, (B) all amounts due under Section 19.(b), and (C) an amount equal to (i) the total rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the rate of interest set forth for 26-week U.S. governmental bills sold at a discount from face value in units of $10,000 to $1,000,000 as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates" under the heading "Treasury Bills" (or, if no such rate is published, the "Discount Rate" as published on such date under the "Money Rates" listing), minus (ii) the then present fair rental value of the Premises for such period, similarly discounted; or

              (2) Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (A) all rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under Section 19.(b), and (C) all rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord may determine (including a term different than the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the business park of which the Building is a part. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 19.(a)(2). If Landlord elects to proceed under this Section 19.(a)(2), it may at any time elect to terminate this Lease under Section 19.(a)(l).

Additionally Landlord may perform Tenant's unperformed obligations hereunder and, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

          (b) Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses. Landlord's acceptance of rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. Landlord's receipt of rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (A) keep in place and use or (B) remove and store, at Tenant's expense, all of the furniture, fixtures, equipment and other property in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a "Claimant") who presents to Landlord a copy of any instrument represented by
 --------
Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. Landlord may, at its option and without prejudice to or waiver of any rights it may have, (i) escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees or (ii) obtain a list from Tenant of the personal property of Tenant and/or its employees, and make such property available to Tenant and/or Tenant's employees; however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. The rights of Landlord herein stated are in addition to any and all other rights that Landlord has or may hereafter have at Law or in equity, and Tenant agrees that the rights herein granted Landlord are commercially reasonable.

     20.  LANDLORD'S DEFAULT. Except as provided below in this Section 20,
          ------------------
Tenant's exclusive remedy for Landlord's failure to perform its obligations under this Lease shall be limited to damages, injunctive relief, or specific performance; in each case, Landlord's liability or obligations with respect to any such remedy shall be limited as provided in the last paragraph of this
Section 20. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure; however, if such failure cannot reasonably be cured within such 30-day period, but Landlord commences to cure such failure within such 30-day period, thereafter diligently pursues the curing thereof to completion, and such failure is cured within 180 days after Tenant first delivered to Landlord written notice thereof, then Landlord shall not be in default hereunder or liable for damages therefor. Unless Landlord fails to so cure such default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. If Landlord fails to perform its obligations within the time periods specified in the previous sentences of this Section 20, and such failure adversely affects Tenant's use of the Premises, then Tenant may perform such obligations and Landlord shall reimburse Tenant all actual third-party, out-of-pocket costs incurred by Tenant in connection with performing such obligations (other than those which would constitute an Operating Expense had Landlord performed such work, in which case, Landlord shall not be obligated to reimburse Tenant therefor) within 30 days after Tenant delivers to Landlord written demand therefor, accompanied by invoices substantiating Tenant's claim. If Landlord fails to pay such amount within such 30-day period, Tenant may offset against its obligation to pay Base Rent such costs, unless Landlord is in good faith disputing such claim, in which case, Tenant may offset the amount of such claim which is not in dispute. If Landlord is disputing Tenant's claim for any amounts due under this Section 20, Tenant may initiate the arbitration proceedings provided herein by delivering to Landlord written notice thereof (an "Arbitration Notice"). If Tenant delivers an
                                     ------------------
Arbitration Notice, Landlord and Tenant shall, within five days after the delivery of such notice, jointly appoint an arbitrator with at least five-years' real estate experience who has not performed substantial work for either party during the previous five-year period. If the parties cannot agree upon such arbitrator within such five-day period, then either Landlord or Tenant may request that the Dallas office of the American Arbitration Association (the "AAA") appoint an arbitrator meeting the qualifications specified in the
 ---
previous sentence. The arbitrator selected by the AAA shall be binding on Landlord and Tenant. The arbitrator shall thereafter resolve the dispute within 15 days after his appointment, based on evidence submitted to him by Landlord and Tenant and such other evidence as he may request. However, the arbitrator shall conduct such proceedings as expeditiously and inexpensively as possible and, in connection therewith, may establish such rules for the proceedings as he deems necessary, which will be binding on all parties to the arbitration proceeding. Accordingly, the arbitrator may (1) dispense with any formal rules of evidence and allow hearsay testimony so as to limit the number of witnesses required, (2) limit the time for presentation of any party's case as well as the amount of information or number of witnesses to be presented in connection with any hearing, and (3) impose any other rules which the arbitrator believes are appropriate to resolve the dispute as quickly and inexpensively as possible. The arbitrator's decision shall be binding on the parties.

The non-prevailing party shall pay all costs of the arbitration, including all costs incurred by the prevailing party (including attorneys' fees and expenses).

          Tenant's right to perform the work under this Section 20 is subject to the following conditions: (A) all such work shall be performed in a good and workmanlike manner, in accordance with Law, and in a manner so as not to affect any existing warranties with respect to the Building's Structure; (B) all such work shall be performed in a manner so as not to alter any portion of the Building's Structure (except for necessary alterations required to comply with Law), unless Landlord otherwise consents thereto (if such work would alter any portion of the Building's Structure, all such work shall be performed in accordance with plans and specifications approved by Landlord [which approval shall not be unreasonably withheld], whose approval shall be deemed given if Landlord fails to disapprove any submitted plans and specifications within ten business days after their submission to Landlord); (C) all such work shall be performed by contractors which maintain commercial liability insurance on an occurrence basis in an amount not less than $1,000,000 per occurrence naming Landlord as an additional insured; and (D) Tenant delivers to Landlord "as-built" plans of the work performed by Tenant. If Landlord defaults in its obligations under Section 4.(b) (after the expiration of any applicable cure periods) and Tenant performs and pays for such obligations, there shall be excluded from the calculation of Operating Expense the management fees payable during the period such default existed.

          Any recourse against Landlord under this Lease shall be limited to Landlord's interest in the Premises and rents derived therefrom, and neither Landlord nor Landlord's owners shall have any personal liability therefor. Nothing in this Lease shall preclude Tenant from seeking injunctive relief. The obligations of Landlord under this Lease will be binding upon Landlord only for obligations accruing during the period of its ownership of the Premises and not thereafter.

     21.  MORTGAGES.
          ---------

          (a) Subject to the last sentence of this Section 21.(a), this Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a "Mortgage") and any ground lease, master lease, or primary lease (a "Primary
    --------                                                            -------
Lease") that now or hereafter covers any portion of the Premises (the mortgagee
-----
under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee"), and to increases, renewals, modifications,
    --------------------
consolidations, replacements, and extensions thereof. However, any Landlord's Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to this Lease by delivering written notice thereof to Tenant. Except as provided in the last sentence of this Section 21.(a), no further instrument shall be required to effect such subordination; however, Tenant shall from time to time within ten days after request therefor, execute any instruments that may be required by any Landlord's Mortgagee to evidence the subordination of this Lease to any such Mortgage or Primary Lease. Landlord hereby represents and warrants to Tenant that the Premises is not currently encumbered by a Mortgage or a Primary Lease. As a condition to the subordination of this Lease to a Mortgage or a Primary Lease, the Landlord's Mortgagee shall execute and deliver to Tenant a commercially reasonable non-disturbance, subordination, and attornment agreement.

          (b) Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

          (c) Notwithstanding any such attornment or subordination of a Mortgage or Primary Lease to this Lease, the Landlord's Mortgagee shall not be liable for any acts of any previous landlord (but the Landlord's Mortgagee shall be subject to the offset rights of Tenant under Section 20) and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

     22.  ENCUMBRANCES. Tenant has no authority, express or implied, to create
          ------------
or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord's property or the interest of Landlord or Tenant in the Premises or to charge the rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

     23.  MISCELLANEOUS.
          -------------

          (a) Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: "Laws" shall mean all federal, state, and local
                              ----
laws, rules, and regulations; all court orders, governmental directives, and governmental orders; and all restrictive covenants affecting the Property, and "Law" shall mean any of the foregoing; "affiliate" shall mean any person or
 ---                                    ---------
entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; "Tenant Party" shall include Tenant,
                                            -----------
any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees; and "including" shall mean including, without
                              ---------
limitation. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

          (b) Landlord may transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject to this Lease, in which case Landlord shall have no liability hereunder for any obligations arising from and after the transfer or assignment and Tenant shall attorn to such transferee, provided that the transferee assumes the obligations of Landlord hereunder in writing (including the return of the Security Deposit). Each party shall furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

          (c) Except for the payment of rent and the maintenance of insurance, whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, Laws or any other causes of any kind whatsoever which are beyond the control of the party in question.

          (d) Tenant shall, from time to time, within 20 days after request of Landlord, deliver to Landlord, or Landlord's designee, a certificate of occupancy for the Premises, financial statements for itself and any guarantor of its obligations hereunder, evidence reasonably satisfactory to Landlord that Tenant has performed its obligations under this Lease (including evidence of the payment of the Security Deposit), and an estoppel certificate stating that this Lease is in full effect, the date to which rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be reasonably requested by Landlord. Tenant's obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord's execution of this Lease.

          (e) This Lease constitutes the entire agreement of the Landlord (including all exhibits attached hereto which are incorporated herein) and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

          (f) All obligations of either party hereunder not fully performed by the end of the Term shall survive, including all payment obligations of either party and all of Tenant's obligations concerning the condition and repair of the Premises. After Tenant has satisfied its obligations under the Lease, Landlord shall promptly return the Security Deposit with interest to the Tenant as specified in Section 2.(b).

          (g) If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby, and in lieu of each such provision, there shall be added, as a part of this Lease, a provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

          (h) All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

          (i) Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Lease, other than Trammel1 Crow Dallas Industrial, Ltd. and CB Commercial Real Estate Group, Inc., whose commissions shall be paid by Landlord. Tenant and Landlord shall each indemnify the other against all costs, attorneys' fees, and other liabilities for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

          (j) If and when included within the term "Tenant," as used in this instrument there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of Section 24 to the same effect as if each had received such notice.

          (k) The terms and conditions of this Lease are confidential and neither Landlord nor Tenant shall disclose the terms of this Lease to any third party except as may be required by Law or to enforce its rights hereunder.

          (l) Each of Landlord and Tenant shall pay interest on all past-due amounts owing from it to the other from the date due until paid at the maximum lawful rate. In no event, however, shall the charges permitted under this
Section 23.(l) or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

     24.  NOTICES. Each provision of this instrument or of any applicable Laws
          -------
and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with when and if the following steps are taken:

          (a) All rent shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent shall not be deemed satisfied until such rent has been actually received by Landlord.

          (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

          (c) Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of
(1) tender of delivery (in the case of a hand-delivered notice), (2) deposit in the United States Mail, postage prepaid, Certified Mail, or (3) receipt by facsimile transmission, in each case, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith. If Landlord has attempted to deliver notice to Tenant at Tenant's address reflected on Landlord's books but such notice was returned or acceptance thereof was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting thereof.

     25.   HAZARDOUS WASTE. The term "Hazardous Substances," as used in this
           ---------------            --------------------
Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall
                                            ----------------
mean any Law relating to health pollution, or protection of the environment. Tenant hereby agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities") provided such
                                     --------------------

Permitted Activities are conducted in accordance with all Environmental Laws;
(b) the Premises will not be used in any manner for the storage of any Hazardous Substances except for storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted
                                  -------------------
Materials are properly stored in a manner and location satisfying all Environmental Laws; (c) no portion of the Premises will be used as a landfill or a dump; (d) Tenant will not install any underground tanks of any type; (e) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; and (f) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the Term, the Premises are found to be so contaminated or subject to such conditions, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by a Tenant Party. Tenant will maintain on the Premises a list of all materials stored at the Premises for which a material safety data sheet (an "MSDS") was
                                                                   ----
issued by the producers or manufacturers thereof, together with copies of the MSDS's for such materials, and shall deliver such list and MSDS copies to Landlord upon Landlord's request therefor. Except for Landlord Hazardous Substances (defined below), Tenant shall remove all Permitted Materials and other Hazardous Substances from the Premises in a manner acceptable to Landlord before the earlier of the date Tenant vacates the Premises and the date Tenant's right to possess the Premises ends. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant's business. Such inspections and tests shall be conducted at Landlord's expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials and Landlord Hazardous Substances) or that Tenant has not complied with the requirements set forth in this Section 25, in which case Tenant shall reimburse Landlord for the cost thereof within ten days after Landlord's request therefor.

          Notwithstanding the foregoing, within 30 days after Tenant vacates the Premises, Tenant shall, at its expense, deliver to Landlord a Phase I environmental report prepared by a reputable environmental engineer reasonably acceptable to Landlord (and, if such report indicates the need for a Phase II report or other reports, such additional reports prepared by such an engineer) indicating that no Hazardous Substances exist on the Property. If any such report reveals that any Hazardous Substances (other than Landlord Hazardous Substances) exist on the Property, Tenant shall remove all such substances in a manner acceptable to Landlord in its sole discretion.

          Landlord shall be responsible for all Hazardous Substances located on the Property on the Commencement Date which were not placed on the property by a Tenant Party and all Hazardous Substances placed on the Premises by Landlord or its agents, contractors or employees (collectively, "Landlord Hazardous
                                                     ------------------
Substances"). Additionally, if Tenant is prohibited from using the Premises for
----------
three consecutive business days because of the presence of any Landlord Hazardous Substances which could reasonably be expected to pose a health risk to the occupants of the Premises and Tenant ceases using the Premises as a result thereof, then Tenant's obligation to pay Base Rent and Operating Expenses shall be abated until such time as Tenant may reasonably use the Premises.

     26.  LANDLORD'S LIEN. Landlord hereby waives its statutory landlord's lien
          ---------------
against Tenant's property in the Premises.

     27.  TENANT'S CANCELLATION RIGHT. Provided that no Event of Default exists
          ---------------------------
when Tenant delivers the Cancellation Notice or on the cancellation date,
Tenant may cancel this Lease effective as of the last day of any calendar month after the 60th full calendar month of the Term by delivering to Landlord at least nine months before the cancellation date (a) written notice thereof and
(b) the Cancellation Fee (defined below). The "Cancellation Fee" shall equal the
                                               ----------------
sum of $1,866,000 plus the amount that would be outstanding on a hypothetical loan on the cancellation date assuming (1) an original principal balance equal to the Leasing Costs (defined below), (2) an interest rate of 11% per annum, (3) the loan is payable in equal monthly installments of principal and interest, beginning on the first day of the first full calendar month of the Term and ending on the first day of the last scheduled month of the Term (assuming the Lease had not been terminated), and (4) all payments were made before the cancellation date. The term "Leasing Costs" shall mean all costs incurred by
                             -------------
Landlord in leasing the space to Tenant for leasing commissions and attorneys' fees and expenses. As a condition to the effectiveness of Tenant's cancellation right, Tenant shall pay to Landlord prior to the cancellation date any past-due amounts then outstanding under the Lease. If Tenant fails timely to deliver the Cancellation Fee or the cancellation notice or is otherwise unable to exercise this cancellation option, then Tenant's right to cancel this Lease under this
Section 27 shall expire; time is of the essence with respect thereto.

     28.  SECURITY SERVICE. Landlord shall have no obligation whatsoever to
          ----------------
provide security services to the Premises; however, Tenant may provide such services at its sole expense, in which case, Tenant shall defend, indemnify, and hold harmless Landlord from any liability arising in connection with the provision of such security service.

     29.  TENANT'S OPERATIONAL AREAS. In connection with its use of the
          --------------------------
Premises and subject to compliance with Section 25 hereof, Tenant may install, operate and maintain an ultra-pure gas farm area, an ultra-pure water farm area, a barrel storage/hazardous waste area, and mechanical area ("Tenant's
                                                             --------
Operational Areas") on the exterior of the Premises at a location reasonably
-----------------
acceptable to Landlord, provided that the installation, maintenance, use, and operation thereof complies with all Laws, and Tenant receives all approvals, consents, and permits required under Law before the installation, maintenance, use and operation thereof. Before beginning the installation of any such item, Tenant shall deliver to Landlord final plans and specifications therefor prepared by an engineer reasonably approved by Landlord setting forth in detail the design, location, size and method of installation for Landlord's review and approval (which shall not be unreasonably withheld), together with evidence reasonably satisfactory to Landlord that all Laws have been satisfied. Landlord's approval of any such plans and specifications shall not constitute a representation or warranty by Landlord that such plans and specifications comply with Law; such compliance shall be the sole responsibility of Tenant. Upon approval of the plans and specifications therefor and the size and location thereof, Tenant may install the Tenant Operational Areas provided that such work is coordinated with Landlord and is performed in a good and workmanlike manner, in accordance with Law and the plans and specifications therefor and in a manner so as not to damage the Premises; thereafter, Tenant shall use, maintain, and operate the Tenant Operational Areas in a good, clean and safe condition and in accordance with all Laws. Tenant shall repair all damage caused by the installation, use, maintenance, operation, or removal of the Tenant Operational

Areas and, upon its removal, restore the portions of the Premises where they were located to their condition immediately before the installation thereof. If Tenant fails to do so within 30 days after Landlord's request, Landlord may perform such work and Tenant shall pay to Landlord all reasonable costs incurred in connection therewith within 30 days after Landlord's written request therefor. Tenant shall immediately remove from the area surrounding the Tenant Operational Areas any spills or other leaks of fluid or Hazardous Substances. Additionally, Tenant shall ensure that the Tenant Operational Areas are properly exhausted at all times so no odors emanate therefrom. The Tenant Operational Areas shall be installed, used, maintained, operated, and removed at Tenant's risk and expense and Tenant shall maintain insurance in respect thereof reasonably satisfactory to Landlord, listing Landlord, as an additional insured. It is the intention of the parties that Tenant bear all risks relating to the installation, use, maintenance, operation, and removal of the Tenant Operational Areas; therefore, Tenant shall defend, indemnify, and hold harmless Landlord, its agents, and their respective affiliates from all losses, claims, costs, and liabilities arising in connection with or relating to the installation, maintenance, use, operation, and removal of the Tenant Operational Areas, including, without limitation, that arising from Landlord's negligence (other than its sole or gross negligence), specifically including situations where Landlord or its contractors, agents, or employees are jointly, concurrently or comparatively negligent with a Tenant Party (unless the acts of Landlord or its agents, contractors, or employees are found to have contributed to more than 30% of the liability in question).

     30.  LANDLORD'S BANKRUPTCY. In the event that the obligations of Landlord
          ---------------------
under this Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving the Landlord as the debtor, or following the rejection of this Lease by Landlord in accordance with Section 365 of the United States Bankruptcy Code, then notwithstanding any provision of this Lease to the contrary, Tenant shall have the right to set off against rents next due and owing under this Lease (a) any and all damages caused by such non-performance of Landlord's obligations under this Lease by Landlord, debtor-in-possession, or the bankruptcy trustee, and (b) any and all damages caused by the non-performance of Landlord's obligations under this Lease following any rejection of this Lease by Landlord in accordance with Section 365 of the United States Bankruptcy Code.

     31.  CONSENT. If either party's consent is required hereunder for the
          -------
other party to take any action, then the party whose consent is required (the "Consenting Party") shall not unreasonably withhold such consent, regardless of
 ----------------
whether the provision addressing such matter specifically states that Landlord's consent is not to be unreasonably withheld. If the Consenting Party fails to respond to a request for its consent or approval within ten business days after it has received a written request therefor, together with all information reasonably necessary for it to make an informed decision regarding the matter in question, then such party's consent shall be deemed granted. If the Consenting Party refuses to give its consent to the matter in question, then it shall specify in reasonable detail the reasons therefor.

     32.  COUNTERPARTS; FACSIMILE SIGNATURES. Landlord and Tenant may execute
          ----------------------------------
this Lease in any number of counterparts with the same effect as if they had signed the same document. Execution of this Lease may be effected by facsimile transmission.

     33.  EMERGENCY REPAIRS BY TENANT. Tenant may make repairs to the Building's
          ---------------------------
Structure in case of an emergency to avoid imminent damage to property or injury to persons, without Landlord's prior written consent; however, any such work shall be limited to the extent necessary to alleviate such imminent risk of damage and injury and is done in accordance with Law and in a good and workmanlike manner so as not to affect any insurance coverages applicable thereto. Before making any such repairs, Tenant shall notify Landlord of the damage necessitating the repair in question and afford Landlord a reasonable opportunity to perform such work (taking into account the exigency of the situation). If Tenant makes any repairs under this Section 33 that Landlord would otherwise have been required to pay for under Section 4.(a), then
Landlord shall reimburse to Tenant the costs of such repairs within 30 days after Tenant delivers to Landlord written evidence substantiating all such costs.

     Executed by Tenant on December 18, 1997.

TENANT:                        MILLIPORE CORPORATION, a Massachusetts
                               corporation


                               By: /s/ J. Edward Lary
                                   --------------------------------------------
                                        J. Edward Lary, Corporate Vice President
                               Address:     80 Ashby Road
                                            Bedford, Massachusetts 07130
                               Telephone:   (781) 533-5516
                               Fax:         (781) 533-3120

     Executed by Landlord on December 19th, 1997.

LANDLORD:                      EBP 3, LTD., a Texas limited partnership
                               By:    MIT Unsecured, Inc., a California
                                      corporation, its general partner



                                      By: /s/ Timothy B. Keith
                                         -----------------------------------
                                           Timothy B. Keith, Vice President

                                      Address: c/o Bob Dobbin
                                                   455 Market St #1700
                                                   San Francisco, CA 94105
                                      Telephone:   415 228 3900
                                      Fax:         415 284 2840
                                      w/or copy to:
                                                   1445 Ross Avenue
                                                   49th Floor
                                                   Dallas, TX 75202
                                                   Telephone: 214 978 8512
                                                   Fax: 214 855 6792

                                  EXHIBIT A-1

                               Legal Description

BEING a 13.894 acre tract out of the Rufus Sewell Survey, Abstract No. 875, Collin County, Texas; said tract being part of Lot 1, Block 1, Enterprises Addition No. 2, an addition to the City of Allen, Texas according to the plat recorded in Cabinet G, Page 457 of the Plat Records of Collin County, Texas; said 13.894 acre tract being more particularly described as follows:

COMMENCING, at a 1/2-inch iron rod found at the intersection of the south right-of-way line of Bethany Drive (a 110-foot wide right-of-way) and the east right-of-way line of Enterprise Boulevard (a 60-foot wide right-of-way); said point being the northwest corner of said Lot 1, Block 1;

     THENCE, South 20 degrees, 33 minutes, 10 seconds East, along the said east line of Enterprise Boulevard and the west line of said Lot 1, a distance of
     153.71 feet to a l/2-inch iron rod found at the beginning of a curve to the right whose center bears South 69 degrees, 26 minutes, 50 seconds West, a distance of 180.00 feet from said point;

     THENCE, in a southerly direction continuing along the said east line of Enterprise Boulevard and said curve to the right, through a central angle of 34 degrees, 36 minutes, 10 seconds, an arc distance of 108.71 feet to a l/2-inch iron rod found at the end of said curve;

     THENCE, South 14 degrees, 03 minutes, 00 seconds West, continuing along the said east line of said Enterprise Boulevard, a distance of 511.09 feet to a 1/2-inch iron rod found at an angle point;

     THENCE, South 11 degrees, 30 minutes, 00 seconds West, continuing along the said east line of Enterprise Boulevard, a distance of 315.97 feet to a 1/2-inch iron rod with "Pacheco Koch" cap set at the POINT OF BEGINNING;

THENCE, South 68 degrees, 03 minutes, 17 seconds East, departing the said east line of Enterprise Boulevard and the west line of said Lot 1, a distance of
684.35 feet to a l/2-inch iron rod with "Pacheco Koch" cap set for corner in the west right-of-way line of Southern Pacific Railroad (a 100-foot wide railroad right-of-way) and the east line of said Lot 1;

THENCE, South 22 degrees, 08 minutes, 57 seconds West, along the said west line of Southern Pacific Railroad and the east line of said Lot 1, a distance of
180.01 feet to a l/2-inch iron rod found at the beginning of a curve to the right whose center bears North 68 degrees, 05 minutes, 56 seconds West, a distance of 2814.79 feet from said point;

THENCE, in a southwesterly direction along the said west line of Southern Pacific Railroad and said curve to the right, through a central angle of 19 degrees, 11 minutes, 30 seconds, an arc distance of 942.84 feet to a 1/2-inch iron rod with "Pacheco Koch" cap set for corner;

THENCE, North 78 degrees, 30 minutes, 00 seconds West, departing the said west line of Southern Pacific Railroad and the east line of said Lot 1, a distance of
318.84 feet to a 1/2-inch iron rod with "Pacheco Koch" cap set for corner in the said east line of Enterprise Boulevard and the west line of said Lot 1; said point being on a curve to the left whose center bears North 77 degrees, 49 minutes, 24 seconds West, a distance of 320.00 feet from said point;

THENCE, in a northeasterly direction along the said east line of Enterprise Boulevard and said curve to the left, through a central angle of 00 degrees, 40 minutes, 36 seconds, an arc distance of 3.78 feet to a 1/2-inch iron rod found at the end of said curve;

THENCE, North 11 degrees, 30 minutes, 00 seconds East, continuing along the said east line of Enterprise Boulevard, a distance of 1179.06 feet to the POINT OF BEGINNING;

CONTAINING, 605,203 square feet of 13.894 acres of land, more or less.

                                  EXHIBIT A-2

                         [BUILDING PLAN APPEARS HERE]

                                     A-2-1

                                   EXHIBIT B
                                   ---------

     1. Construction of Improvements. Landlord shall diligently construct the
        ----------------------------
Building Shell in accordance with the plans and specifications prepared by the architect of record, Merriman & Associates, dated August 22, 1997, and last revised November 6, 1997, and minor change orders thereto (the "Shell Plans"),
                                                                -----------
in a good and workmanlike manner using materials specified in the Shell Plans and in compliance with Law (defined below). The Building Shell is referred to as the "Improvements". Landlord assumes no liability for special, consequential, or
     ------------
incidental damages of any kind whatsoever in connection with the design or construction of the Improvements, and makes no representations, warranties, or guaranties regarding the same, expressed or implied, including, without limitation, warranties of merchantability, fitness for a particular purpose, or of habitability, except as expressly set forth herein. Landlord represents and warrants to Tenant that upon completion of the Building Shell the exterior portions of the Premises shall comply with Title III of the American Disabilities, Act of 1990, the Texas Elimination of Architectural Barriers Act, and all rules and regulations and guidelines promulgated under either of such acts, as amended from time to time (the "Disabilities Acts"), shall comply with
                                         -----------------
all other Laws, and shall not contain any asbestos-containing materials. If the foregoing representation and warranty is incorrect, then Landlord shall pay to Tenant all additional costs incurred by Tenant in constructing alterations, additions and improvements which Tenant incurred because the Building Shell was not constructed in compliance with Law or contained asbestos-containing materials.

     2. Substantial Completion. "Substantial completion" shall occur when the
        ----------------------   ----------------------
Improvements are substantially completed as certified by the architect preparing the Shell Plans utilizing AIA document G704, Certificate of Substantial Completion. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping, and mechanical adjustments remain to be completed by Landlord. When the Certificate of Substantial Completion is issued, Landlord and the architect shall prepare a punch list of incomplete, minor, detail items and Landlord shall use all reasonable efforts to complete such items within 30 days after the Certificate of Substantial Completion is issued, except as to such items that, by their nature, will take a longer period to complete as set forth in the punch list. The "Target Date" for Substantial
                                                 -----------
Completion of the Improvements is February 1, 1998. If the actual date of Substantial Completion is delayed beyond the Target Date because of events beyond Landlord's reasonable control, including matters of the type described in
Section 23.(c), then Landlord shall have no liability therefor and the date for Substantial Completion shall be extended by the period of any such delay. If Substantial Completion is delayed because of any acts of a Tenant Party, then the Commencement Date shall not be extended, but rather shall start on the date on which it would have occurred but for such event. Except if Tenant terminates this Lease under Section 1.(b), this Lease shall remain in full effect notwithstanding any delay in Substantial Completion.

     3. Early Entry by Tenant. Tenant may enter the Shell Building before
        ---------------------
Substantial Completion with Landlord's prior consent (which shall not be unreasonably withheld) to perform work therein, provided that (a) Landlord is given prior written notice of any such entry, (b) such entry shall be coordinated with Landlord and shall not interfere with Landlord's work, (c) Tenant shall deliver to Landlord evidence that the insurance required under
Section 9 of this Lease has been
obtained, and (d) Tenant shall pay all utility charges reasonably allocable to Tenant by Landlord in connection with such early entry. Tenant shall conduct its activities therein so as not to interfere with Landlord's construction activities, and shall do so at its risk and expense. If, in Landlord's judgment, Tenant's activities therein interfere with Land1ord's construction activities, Landlord may terminate Tenant's right to enter the Premises before Substantial Completion. After Substantial Completion, Tenant may enter into the Premises to construct and install the initial tenant improvements therein. Any such entry shall be on the terms of this Lease, but no rent shall accrue in respect of Base Rent or, except as provided above with respect to utilities, Operating Expenses during the period that Tenant so enters the Premises before the Commencement Date.

                                   EXHIBIT C
                                   ---------

                                EXTENSION OPTIONS

     1.   Option. Provided no Event of Default exists when Tenant delivers such
          ------
notice, Tenant may renew this Lease as to all of the Premises for two additional period of five years each on the same terms provided in this Lease (except as set forth below). On or before the commencement date of the extended Term in question, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follow:

          (a) The Base Rent payable for each month during the extended Term in question shall be the Fair Market Rental Rate determined in accordance with paragraph 2 below;

          (b) Tenant shall have no further renewal options unless expressly granted by Landlord in writing (other than those that have not been exercised hereunder); and

          (c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

     Tenant's rights under this Exhibit shall terminate if (1) this Lease expires or is cancelled or this Lease or Tenant's right to possession of the Premises is terminated or (2) Tenant fails timely to exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof. Tenant's rights under this Exhibit are personal to Tenant and may only be exercised by Tenant or a Permitted Transferee occupying the entire Premises at the time the option provided herein is exercised.

     2.   Exercise of Option. Tenant shall elect whether to extend the Term by
          ------------------
delivering to Landlord written notice thereof (the "Election Notice") not
                                                    ---------------
sooner than 15 nor later than 9 months before the expiration of the Term. If Tenant fails to deliver the Election Notice at least 9 months before the end of the Term, Tenant's rights under this Exhibit shall terminate; time being of the essence with respect to such delivery. Within 30 days after Landlord receives the Election Notice, Landlord shall deliver to Tenant its assessment of the Fair Market Rental Rate ("Landlord's Assessment"). If Tenant disagrees with
                          ---------------------
Landlord's Assessment, it shall deliver to Landlord written notice thereof (an "Objection Notice") within 30 days after Landlord delivers to Tenant Landlord's
 ----------------
Assessment; otherwise, Landlord's Assessment shall be the Base Rent for the extended Term. If Tenant timely delivers an Objection Notice, Landlord and Tenant shall meet to attempt to determine the prevailing rental rate for the extended Term. If Tenant and Landlord are unable to agree on such prevailing rental rate within 15 days after Tenant delivers to Landlord the Objection Notice, Landlord and Tenant shall jointly appoint an independent real estate appraiser with at least five-years' commercial real estate experience in the vicinity of the Premises and submit to the appraiser its assessment of the prevailing rental rate for the extended Term, together with the data used to support such assessment. If Landlord and Tenant are unable to agree on an appraiser within five days after such 15-day period, then either party may request that the Dallas office of the American

Arbitration Association appoint such appraiser, which appointment shall be binding on Landlord and Tenant. Within 20 days after its selection, the appraiser shall select the assessment closest to his determination of the Fair Market Rental Rate for the extended Term, which assessment shall be the Base Rent for the extended Term. Landlord and Tenant shall share equally the cost of the appraiser. The term "Fair Market Rental Rate" shall mean the market rental
                         -----------------------
rate for the time period such determination is being made for space in comparable office/warehouse/research/manufacturing buildings in the vicinity of the Building of comparable condition for space of equivalent quality, size, utility, and location. Such determination shall take into account all relevant factors, including length of term, credit standing of Tenant, market concessions and other factors (but shall not include the value of then-existing improvements that Tenant is entitled to remove at the end of the Term).

                                      C-2